UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MANAGEMENT

On June 21, 2010, Michael Perlman was terminated from his position and responsibilities as Executive Vice President - Operations & Technology of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), effective immediately. Mr. Perlman will remain an employee of the company until August 2, 2010. Payment of termination benefits to Mr. Perlman is yet to be determined, and is subject to approval by the Federal Housing Finance Agency (FHFA).

CORPORATE PERFORMANCE GOALS

On June 21, 2010, FHFA approved the company’s 2010 Short-Term Incentive and Long-Term Incentive Scorecards, which establish (i) corporate performance objectives under the company’s 2010 short-term incentive (STI) program for vice presidents and non-officer employees and (ii) performance objectives under the company’s 2010 long-term incentive (LTI) program for vice presidents and non-officer employees.

The STI and LTI programs noted above apply only to Freddie Mac employees at the level of vice president and below. However, under the terms of Freddie Mac’s Executive Management Compensation Program, the funding levels that are approved under the STI and LTI programs are principal determinants, along with other relevant internal and external considerations, of the Deferred Base Salary and Target Incentive Opportunity components, respectively, of compensation for Covered Officers (as those terms are defined in the Executive Management Compensation Program). Covered Officers include the chief executive officer, chief operating officer, chief financial officer, executive vice presidents and senior vice presidents.

PERFORMANCE OBJECTIVES - 2010 STI SCORECARD FOR THE STI PROGRAM

The objectives under the 2010 STI scorecard are summarized below.

MISSION – Support the Obama Administration’s Making Home Affordable Program, meet 2010 affordable goals and subgoals, if feasible, as determined by FHFA, and complete the buildout of the Making Home Affordable - Compliance function.

FINANCIAL EXECUTION – Meet targets for Segment Earnings, return on assets on new purchases, option adjusted spread on new purchases, underwriting quality on new purchases, satisfy the portfolio size limit prescribed in the Senior Preferred Stock Purchase Agreement, capital conservation, credit losses and administrative expenses.

ACCOUNTING AND CONTROLS - Execute the 2010 internal audit plan, complete the implementation of accounting standards relating to transfers of financial assets and consolidation of variable interest entities and complete Sarbanes-Oxley section 404 work to support certification for the 2009 financial year.

BUSINESS INFRASTRUCTURE - Complete the 2010 elements of our business infrastructure plan and operate the existing technology and operations infrastructure in an efficient fashion and maintain normal service and quality standards.

PERFORMANCE MEASURES - 2010 LTI SCORECARD

The performance measures for the grants under the 2010 LTI plan, which will be considered in determining the funding level of the LTI grants scheduled to vest in March 2011 and March 2012 are summarized below.

Portion of 2010 LTI Grant Scheduled to Vest in March 2011

MISSION – Achieve the Mission objectives as defined in the 2010 STI Scorecard.

CONTROLS REMEDIATION AND SARBANES-OXLEY COMPLIANCE– Strengthen the control environment. Submit a plan to the Audit Committee to assure more efficient and effective processes are in place to maintain Sarbanes-Oxley compliance.

FINANCIAL EXECUTION - Achieve 2010 STI Scorecard financial execution objectives for new purchases.

BUSINESS INFRASTRUCTURE - Complete the 2010 elements of our business infrastructure plan and operate the existing technology and operations infrastructure in an efficient fashion and maintain normal service and quality standards.

Portion of 2010 LTI Grant Scheduled to Vest in March 2012

MISSION – Achieve the Mission objectives as defined in the 2011 STI Scorecard.

CONTROLS REMEDIATION – Strengthen the control environment.

FINANCIAL EXECUTION - Achieve 2011 financial execution objectives for new purchases and conservation of assets.

BUSINESS INFRASTRUCTURE – Complete the 2011 elements of our business infrastructure plan and operate the existing technology and operations infrastructure in an efficient fashion and maintain normal service and quality standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

June 25, 2010	By:	John R. Dye

Name: John R. Dye
Title: SVP - Principal Deputy General Counsel, Corporate Affairs